Exhibit 23(a)



INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of The Bear Stearns Companies Inc. on Form S-8 of our reports dated January 16, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended November 30, 2000.



/s/ Deloitte & Touche LLP


June 14, 2001
New York, New York


                                  Exh. 23(a)-1